UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

    UWHARRIE CAPITAL CORP

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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Uwharrie Capital Corp

132 North First Street

Albemarle, North Carolina 28001

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

and

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

NOTICE is hereby given that the Annual Meeting of Shareholders of Uwharrie Capital Corp (the “Company”) will be held as follows:

Place:	Stanly County Agri-Civic Center
26032 Newt Road
Albemarle, North Carolina

Date:	Tuesday, May 11, 2010

Time:	4:30 p.m. – 6:00 p.m.	Buffet Dinner & Fellowship
	6:00 p.m. – 6:30 p.m.	Recognitions
	6:30 p.m.	Business Meeting

The purposes of the meeting are:

1.	To elect six (6) directors to three (3) year terms;

2.	To ratify a non-binding shareholder resolution regarding executive compensation;

3.	To ratify the appointment of Dixon Hughes PLLC as the company’s independent registered public accounting firm for 2010; and

4.	To transact such other business as may properly be presented for action at the meeting.

You are invited to attend the annual meeting in person. However, even if you plan to attend, you are requested to complete, sign and date the enclosed appointment of proxy and return it promptly in the envelope provided for that purpose or to vote via the internet in order to ensure that a quorum is present at the meeting. The giving of an appointment of proxy will not affect your right to revoke it or to attend the meeting and vote in person.

We have elected to furnish our proxy solicitation materials, via U.S. mail and also to notify you of the availability of our proxy materials on the internet. The notice of annual meeting, proxy statement, proxy card and annual report are available at www.uwharrie.com/vote.

By Order of the Board of Directors

Roger L. Dick
President and Chief Executive Officer

March 31, 2010

Uwharrie Capital Corp

132 North First Street

Albemarle, North Carolina 28001

704-982-4415

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Uwharrie Capital Corp (the “Company”) of appointments of proxy for use at the annual meeting of the Company’s shareholders (the “Annual Meeting”) to be held on May 11, 2010, at 6:30 p.m., in the Stanly County Agri-Civic Center, 26032 Newt Road, Albemarle, North Carolina, and at any adjournments thereof. The Company’s proxy solicitation materials are being mailed on or about March 31, 2010 to shareholders of record as of March 5, 2010.

Voting of Proxies

Persons named in the enclosed appointment of proxy as proxies (the “Proxies”) to represent shareholders at the Annual Meeting are Roger L. Dick, Brendan P. Duffey and Christy D. Stoner. Shares represented by each appointment of proxy which is properly executed, returned and not revoked, will be voted in accordance with the directions contained therein. If no directions are given, such shares will be voted “FOR” the election of each of the six (6) nominees for director named in Proposal 1 and “FOR” Proposals 2 and 3. If, at or before the time of the Annual Meeting, any nominee named in Proposal 1 has become unavailable for any reason, the Proxies will be authorized to vote for a substitute nominee. On such other matters as may come before the meeting, the Proxies will be authorized to vote in accordance with their best judgment.

Record Date

The close of business on March 5, 2010 has been fixed as the record date (the “Record Date”) for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record on that date will be eligible to vote on the proposals described herein.

Voting Securities

The Company’s voting securities are the shares of its common stock, par value $1.25 per share, of which 7,593,929 shares were outstanding on March 5, 2010. There were approximately 3,503 shareholders of the Company’s common stock on March 5, 2010.

The Company’s Articles of Incorporation also authorize the issuance of up to 1,000,000 shares of preferred stock, no par value, having such rights, privileges and preferences as the Board of Directors shall from time to time designate. As of March 5, 2010 there were 10,000 shares of the Company’s fixed rate cumulative perpetual preferred stock, series A (the “Series A Preferred

Stock”) outstanding. Holders of the Series A Preferred Stock are not entitled to vote at the Annual Meeting.

Voting Procedures; Quorum; Votes Required for Approval

At the Annual Meeting, each shareholder will be entitled to one vote for each share of common stock held of record on the Record Date on each matter submitted for voting and, in the election of directors, for each director to be elected. In accordance with North Carolina law, shareholders will not be entitled to vote cumulatively in the election of directors.

A majority of the shares of the Company’s common stock issued and outstanding on the Record Date must be present in person or by proxy to constitute a quorum for the conduct of business at the Annual Meeting.

Assuming a quorum is present, in the case of Proposal 1, the six (6) nominees receiving the greatest number of votes shall be elected.

In the case of Proposals 2 and 3, for each such proposal to be approved, the number of votes cast for approval must exceed the number of votes cast against the proposal. Abstentions and broker non-votes will have no effect.

Revocation of Appointment of Proxy

Any shareholder who executes an appointment of proxy has the right to revoke it at any time before it is exercised by filing with the Secretary of the Company either an instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the Annual Meeting and announcing his or her intention to vote in person.

Expenses of Solicitation

The Company will pay the cost of preparing, assembling and mailing this Proxy Statement. Appointments of proxy also may be solicited personally or by telephone by the directors, officers and employees of the Company and its subsidiaries without additional compensation. The Company will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs in sending the proxy materials to beneficial owners.

Authorization to Vote on Adjournment and Other Matters

Unless the Secretary of the Company is instructed otherwise, by signing an appointment of proxy, shareholders will be authorizing the Proxies to vote in their discretion regarding any procedural motions that may come before the Annual Meeting. For example, this authority could be used to adjourn the Annual Meeting if the Company believes it is desirable to do so. Adjournment or other procedural matters could be used to obtain more time before a vote is taken in order to solicit additional appointments of proxy to establish a quorum or to provide additional information to shareholders. However, appointments of proxy voted against any one of the Proposals will not be used to adjourn the Annual Meeting. The Company does not have any plans to adjourn the meeting at this time, but intends to do so, if needed, to promote shareholder interests.

Beneficial Ownership of Securities by Directors, Nominees and Executive Officers

As of March 5, 2010, no shareholder known to management beneficially owned more than 5% of the company’s common stock, except as disclosed in the following table.

Name and Address Of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

Uwharrie Capital Corp Employee Stock Ownership Plan & Trust Albemarle, NC	449,890	(1)	5.92

(1)

Robert O. Bratton, Roger L. Dick, Brendan P. Duffey, David C. Gaskin, Susan B. Gibson, J. Michael Massey, Christy D. Stoner, and Barbara S. Williams serve as trustees for the Uwharrie Capital Corp Employee Stock Ownership Plan and Trust (the “ESOP”).

The following table lists the individual beneficial ownership of the Company’s common stock as of March 5, 2010, by the Company’s current directors, nominees for director and executive officers, and by all current directors, nominees, and executive officers of the Company as a group. Current directors and executive officers as a group beneficially owned 11.88% of the Company’s common stock on such date.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)		Percent of Class

W. Stephen Aldridge, III Albemarle, NC	14,829	(3)	0.20

Robert O. Bratton Concord, NC	257		0.00

Joe S. Brooks Albemarle, NC	24,066	(4)	0.32

Ronald T. Burleson Richfield, NC	21,693	(5)	0.29

Bill C. Burnside Albemarle, NC	12,875	(6)	0.17

Roger L. Dick Albemarle, NC	48,382		0.64

Brendan P. Duffey Harrisburg, NC	86,000		1.13

Name and Address Of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)(2)		Percent of Class

Charles F. Geschickter, III Stanfield, NC	915		0.01

Thomas M. Hearne, Jr. Albemarle, NC	14,623		0.19

Charles D. Horne Wadesboro, NC	913		0.01

Patricia K. Horton Concord, NC	6,697	(7)	0.09

W. Kenneth Huntley Wadesboro, NC	3,835		0.05

Joseph R. Kluttz, Jr. Albemarle, NC	7,390		0.10

W.D. “Bill” Lawhon, Jr. Albemarle, NC	34,575	(8)	0.46

Lee Roy Lookabill, Jr. Wadesboro, NC	8,173	(9)	0.11

W. Chester Lowder Norwood, NC	3,541	(10)	0.05

Barry S. Moose Mount Pleasant, NC	3,314	(11)	0.04

Timothy J. Propst Concord, NC	11,639	(12)	0.15

Susan J. Rourke Harrisburg, NC	3,092		0.04

Donald P. Scarborough Polkton, NC	9,262	(13)	0.12

John W. Shealy, Jr. Concord, NC	4,302		0.06

Christy D. Stoner Albemarle, NC	45,871	(14)	0.60

Jimmy L. Strayhorn Wadesboro, NC	71,623		0.94

S. Todd Swaringen Norwood, NC	1,100		0.01

Name and Address Of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

Jeffrey M. Talley Stanfield, NC	6,263	(15)	0.08

Edward B. Tyson Kannapolis, NC	6,869	(16)	0.09

Barbara S. Williams Albemarle, NC	21,004	(17)	0.28

All current directors, nominees and executive officers as a group (27 persons)	922,992	(18)	11.88

(1)

Except as otherwise noted, to the best knowledge of management of the Company, the individuals named or included in the group above exercise sole voting and investment power with respect to all shares shown as beneficially owned. The calculations of the percentage of class beneficially owned by each individual are based on a total of 7,593,929 shares outstanding on March 5, 2010 plus the number of shares capable of being issued to that individual (if any) within 60 days of March 5, 2010 upon the exercise of stock options held by that individual (if any).

(2)

Includes shares over which the named individual shares voting and investment power as follows: Mr. Brooks – 9,467 shares; Mr. Burnside – 11,860 shares; Mr. Duffey – 1,091 shares; Mr. Geschickter – 915 shares; Ms. Horton – 108 shares; Mr. Huntley – 3,835 shares; Mr. Lawhon – 562 shares; Mr. Lookabill – 3,914 shares; Mr. Lowder – 2,284 shares; Mr. Moose – 243 shares; and Ms. Rourke – 2,009 shares.

(3)	Includes 1,059 shares held by Mr. Aldridge as custodian for a minor child and 12,429 shares held by Mr. Aldridge’s parents, for whom Mr. Aldridge holds Power of Attorney.
(4)	Includes 327 shares held by Mr. Brooks’ adult child.
(5)	Includes 935 shares by Mr. Burleson’s spouse and Mr. Burleson disclaims beneficial ownership as to 2,829 shares owned by Mr. Burleson’s adult child.
(6)	Includes 482 shares owned by Mr. Burnside’s spouse.
(7)	Includes 1,994 shares held by Ms. Horton’s spouse and 168 shares held by Ms. Horton’s spouse as custodian for grandchildren.
(8)	Includes 121 shares held by Mr. Lawhon as custodian for a grandchild.
(9)	Includes 1,521 shares held by Mr. Lookabill as custodian for grandchildren.
(10)	Includes 666 shares held by Mr. Lowder’s adult child.
(11)	Includes 3,071 shares owned by Mr. Moose’s spouse and father-in-law jointly.
(12)	Includes 530 shares held by Mr. Propst as custodian for children and 2,168 shares held by Mr. Propst’s spouse.
(13)	Includes 6,892 shares held by Mr. Scarborough’s mother, for whom Mr. Scarborough holds Power of Attorney.

(14)	Includes 4,019 shares held by Ms. Stoner as custodian for a minor child.
(15)	Includes 887 shares held by Mr. Talley’s spouse.
(16)	Includes 5,293 shares held by Mr. Tyson’s spouse.
(17)	Includes 646 shares held by Ms. Williams’ spouse.
(18)

Includes an aggregate of 177,511 shares that executive officers included in the group could purchase under stock options exercisable within 60 days of December 31, 2009. Robert O. Bratton, Roger L. Dick, Brendan P. Duffey, David C. Gaskin, Susan B. Gibson, J. Michael Massey, Christy D. Stoner, and Barbara S. Williams serve as trustees for the Uwharrie Capital Corp Employee Stock Ownership Plan and Trust (the “ESOP”).

Section 16(a) Beneficial Ownership Reporting Compliance

Directors and executive officers of the Company are required by federal law to file reports with the Securities and Exchange Commission (“SEC”) regarding the amount of and changes in their beneficial ownership of the Company’s common stock. To the knowledge of the management of the Company based upon information supplied to the Company by the directors and executive officers, all required reports of directors and executive officers of the Company have been timely filed with the exception of one Form 4 filed on behalf of Mr. Scarborough.

PROPOSAL 1: ELECTION OF DIRECTORS

Nominees

The Company’s Bylaws provide for a Board of Directors composed of eighteen (18) members divided into three classes, each consisting of six (6) directors who are elected to terms of three (3) years. Each year the terms of six (6) directors expire and six (6) persons are elected as directors for new three (3) year terms. The Board of Directors has nominated each of the six (6) persons named in the following table for election by shareholders at the Annual Meeting as directors of the Company for a three (3) year term or until their successor is duly elected and qualified.

Name and Age	Position with Company	Year First Elected/ Proposed Term Expires(1)	Principal Occupation and Business Experience for the Past Five Years

Three-Year Terms

Thomas M. Hearne, Jr. (59)	Director	2004/2013	Geopavement Engineer, North Carolina Department of Transportation, Harrisburg, NC

Charles D. Horne (58)	Director	2007/2013	President, Hornwood, Inc., Lilesville, NC (textile manufacturing)

Name and Age	Position with Company	Year First Elected/ Proposed Term Expires(1)	Principal Occupation and Business Experience for the Past Five Years

Timothy J. Propst	Director	2003/2013	Executive Vice President and General
(49)			Manager, Propst Construction Co., Inc.,
Concord, NC (utilities and soil
stabilization construction)

Donald P. Scarborough	Director	2004/2013	President and Owner, Plank Road
(58)			Realty, Inc., Wadesboro, NC

John W. Shealy, Jr.	Director	2003/2013	President, Capital Concrete Co.,
(59)			Lexington, SC

S. Todd Swaringen	New	2010/2013	Partner, Beane Swaringen & Company,
(33)	Nominee		PLLC, Albemarle, NC

(1)

The year first elected indicates the year in which each individual was first elected a director of the Bank of Stanly, Anson Bank & Trust Co., Cabarrus Bank & Trust Company or the Company, as applicable and does not reflect any break(s) in the named individuals’ tenures as directors of the Bank of Stanly, Anson Bank & Trust Co., Cabarrus Bank & Trust Company or the Company, as applicable.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH OF THE NOMINEES NAMED IN PROPOSAL 1 ABOVE.

Incumbent Directors

The Company’s current Board of Directors includes twelve (12) directors whose terms will continue after the Annual Meeting. The following table contains information about those twelve (12) incumbent directors.

Name and Age	Position with Company	Year First Elected/ Proposed Term Expires(1)	Principal Occupation and Business Experience for the Past Five Years

W. Stephen Aldridge, III	Director	2006/2012	President, Stanly Funeral Home, Inc.,
(36)			Albemarle, NC

Joe S. Brooks	Director	1997/2011	Owner and Manager, Brothers Precision
(60)			Tool Company, Albemarle, NC (tool and
die machine shop)

Ronald T. Burleson	Director	1997/2011	Partner, Thurman Burleson & Sons Farm,
(60)			Richfield, NC (cotton and grain farming
operation and partner in cotton gin)

Bill C. Burnside	Director	1998/2012	Owner, Bill C. Burnside, DDS,
(60)			Albemarle, NC

Charles F. Geschickter, III	Director	2005/2011	President and Chief Executive Officer,
(47)			ST Motorsports, Inc; JTG Racing, Inc.,
Harrisburg, NC

Name and Age	Position with Company	Year First Elected/ Proposed Term Expires(1)	Principal Occupation and Business Experience for the Past Five Years

W. Kenneth Huntley	Director	2000/2012	Owner and President, Huntley Oil & Gas
(61)			Co., Inc., Wadesboro, NC

Joseph R. Kluttz, Jr.	Director	2005/2012	Secretary and Treasurer, previously
(71)			President, Albemarle Insurance Agency, Inc., Albemarle, NC

Lee Roy Lookabill, Jr.	Director	2003/2012	President, Anson Real Estate and Insurance
(61)			Company Inc., Wadesboro, NC

W. Chester Lowder	Director	1995/2011	Director of Livestock Program, Public
(61)			Policy Division, North Carolina Farm
Bureau Federation, Incorporated,
Raleigh, NC

Barry S. Moose	Director	2008/2011	Division Engineer, North Carolina
(47)			Department of Transportation,
Albemarle, NC

Susan J. Rourke	Director	2003/2011	President, U.S. Land Management Co.,
(64)			Harrisburg, NC

Edward B. Tyson	Director	2003/2011	Retired; previously, Superintendent of
(69)			Kannapolis City Schools, Kannapolis, NC

(1)

The year first elected indicates the year in which each individual was first elected a director of the Bank of Stanly, Anson Bank & Trust Co., Cabarrus Bank & Trust Company or the Company, as applicable, and does not reflect any break(s) in certain of the named individuals’ tenures as directors of the Bank of Stanly, Anson Bank & Trust Co., Cabarrus Bank & Trust Company or the Company, as applicable.

Qualifications of Directors

A description of the specific experience, qualifications, attributes, or skills that led to the conclusion that each of the nominees and incumbent directors listed above should serve as a director of the Company is presented below.

W. Stephen Aldridge, III, PhD. Mr. Aldridge has been employed with Stanly Funeral Home, Inc., Albemarle, NC since 2000 and has served as its President since 2003. He is the lead funeral director and funeral home manager. The company employs five full-time and over twenty part-time employees.

Mr. Aldridge earned a Bachelor of Science degree with Honors in Chemistry from Davidson College in 1996 and a Doctor of Philosophy degree in Chemistry in 2001 from the University of North Carolina at Chapel Hill.

Mr. Aldridge holds numerous leadership positions in the community including Board member of Stanly County Economic Development Commission since 2003, Board member of Stanly County Environmental Affairs Board since 2007, Board member of the John P. Murray

Community Care Clinic, and member of the Albemarle Rotary Club since 2001. He has also served on the Board of the Albemarle Rotary Club and as Chairman of the Stanly County Chamber of Commerce in 2007.

He has attended the North Carolina Bank Director’s College and North Carolina Advanced Bank Director’s College.

Mr. Aldridge has served as a member of the Uwharrie Capital Corp Board since 2009 and the subsidiary bank board of Bank of Stanly since 2006. He serves on the Endowment/Community Development Committee and Examining Committee.

Joe S. Brooks. Mr. Brooks is the owner and manager of Brothers Precision Tool Co., a tool and die machine shop, in Albemarle, NC. He started the business in 1974 with other family members. The company currently employs five and specializes in high precision machine parts for a variety of industries. For over 13 years, he was also an instructor of Machine Technology at Stanly Community College, Albemarle, NC. Additionally, through Stanly Community College, he performed machine technology in-facility training at various companies.

Mr. Brooks currently serves on the Stanly Regional Medical Center Foundation Board and served as Chairman in 2008 and 2009. He actively serves in his church on the council and executive committee and has served as church treasurer since 1998.

For over 20 years, Mr. Brooks was involved with Cub Scouts and Boy Scouts of Troop 82, serving as Assistant Scoutmaster for over 15 years. He has served as the scout committee chairman since 1990.

He has extensive experience in overall small business management, machine technology and processes.

Mr. Brooks has served on the Uwharrie Capital Corp Board since 2005, having served a previous six-year term beginning in 1997. He is also past Board Chairman, past Board Vice Chairman and past Chairman of the Examining and Properties Committees. He currently serves as Vice Chairman of the Uwharrie Capital Corp Board and is a member of the Executive Committee, Examining Committee and Chairman of the Human Resources Committee.

Ronald T. Burleson. Mr. Burleson is an employee and partner of the family business, Thurman Burleson & Sons Farm, cotton and grain farming operation, Richfield, NC. The farming operation currently farms over 3,500 acres of land in four counties. Since an early age, Mr. Burleson has been involved with every responsibility of the farming operation. He has also been involved with other family members in starting and operating Rolling Hills Gin, LLC, in Richfield, NC, a cotton gin operation begun in 1996.

Mr. Burleson earned an undergraduate degree in Agronomy from North Carolina State University. Mr. Burleson is involved in leadership roles on the local and state levels. He is a delegate to the National Cotton Council and the Corn Congress of National Corn Growers Association, board member of the North Carolina Soybean Production Association, Stanly County and NC State Farm Bureau board member, Corn Producers of North Carolina board member, Beltwide Cotton Cooperative board member and past Chairman, and board member of the South Southeast Cotton Producers Association.

Mr. Burleson is past president of the North Carolina Cotton Production Association and the Corn Growers Association of North Carolina. He is past President of the Richfield Civitan Club and past Chairman of his church administrative board.

He has extensive experience in overall farm operation management and is heavily involved with regulatory and environmental aspects of the business on the local, state and national levels.

Mr. Burleson has been a member of the Uwharrie Capital Corp Board since 2008, having served a previous six-year term beginning in 1997. He serves on the Examining Committee and Nominating Committee.

Bill C. Burnside, DDS. Dr. Burnside has owned and operated a private dental practice in Albemarle, NC since 1978. He earned an undergraduate degree in Chemistry from the State University of New York in Binghamton, NY, and a Masters of Arts in Teaching degree from the University of North Carolina at Chapel Hill. Dr. Burnside worked as a Research Assistant in the Department of Pathology of the Medical School at the University of North Carolina for one year. He earned a Doctor of Dental Surgery (DDS) degree from the University of North Carolina at Chapel Hill.

Dr. Burnside was recruited to join the North Carolina Air National Guard in 1992, and has served as a dentist at the Air Guard base in Charlotte, NC since that time. He currently holds the rank of Lieutenant Colonel, and serves as the Chief of Dental Services.

Dr. Burnside has been active in the community serving as a member of the Albemarle Rotary Club for over 30 years, having served as treasurer, board member and president. He was an assistant scoutmaster for Troop 82 of the Boy Scouts for nine years, and is a member and deacon of the First Baptist Church, Albemarle.

He has extensive experience in running a small business for three decades: meeting a monthly payroll for 6 employees, dealing with rising costs, regulations and taxes and meeting the demands of the public.

Dr. Burnside has served on the Uwharrie Capital Corp Board since 2009, having served a previous six-year term beginning in 1998. He serves on the Examining Committee.

Charles F. Geschickter, III. Mr. Geschickter is the founder, co-owner, President and Chief Executive Officer of JTG Racing, Inc. and ST Motorsports Marketing, Inc. in Harrisburg, NC. Both companies are mainstays in Stanly and Cabarrus County and have operated in the NASCAR motorsports arena for 15 years. The company employs 140. Prior to founding JTG Racing and ST Motorsports, Mr. Geschickter spent 10 years at Procter & Gamble where he rose through corporate positions from Sales Representative to Senior Regional Sales Manager. At the end of his career with Proctor & Gamble, Mr. Geschickter was responsible for managing businesses totaling $300 million in annual revenue.

Mr. Geschickter earned a Bachelor of Arts degree from The College of William and Mary where he was also the captain of the baseball team and president of the College’s Catholic Students Association. In addition to his business, Mr. Geschickter is actively involved in the local community and volunteers much of his personal time with the Animal Adoption League charity.

He has extensive experience in sales, marketing, brand management, personnel management and strategic planning.

Mr. Geschickter has served on the Uwharrie Capital Corp Board since 2005. He serves on the Human Resources Committee.

Thomas M. Hearne, Jr. Mr. Hearne is a Geopavement Engineer with the North Carolina Department of Transportation Geotechnical Engineering Unit in Harrisburg, NC, responsible for subgrade chemical stabilization of major highway projects in North Carolina. He develops investigation and design procedures for full depth reclamation of highway pavements. Employed with the NC Department of Transportation since 1980, Mr. Hearne has held numerous positions including Engineering Design Technician, Pavement Analysis Engineer, Area Materials Engineer, and State Pavement Design Engineer.

Mr. Hearne earned a Bachelor of Science degree in Civil Engineering from The Citadel, Charleston, SC, and a Masters degree in Civil Engineering from the University of Florida, Gainesville, FL. He is a registered Professional Engineer in the State of North Carolina. He has also published articles in the Journal of Geotechnical Engineering, Transportation Research Record, and Proceedings - 4th International Conference on Concrete Pavement Design and Rehabilitation. Throughout his career, Mr. Hearne has served as a member and chairman of numerous professional panels and committees at the local, state, and national levels.

Mr. Hearne has served as a member of the Albemarle Planning Board and First Lutheran Church Council. He currently manages an estate fund for First Lutheran Church. He is also a member of the Association of Citadel Men and the American Society of Civil Engineers.

He is the inventor of the device currently used in North Carolina to test ride quality and smoothness of asphalt pavements during construction and has extensive experience in structural testing and evaluation of highway pavements.

Mr. Hearne has served on the Uwharrie Capital Corp Board since 2004. He serves on the Executive Committee, Chairman of the Endowment/Community Development Committee, and Examining Committee.

Charles D. Horne. Mr. Horne has been President and co-owner of Hornwood, Inc., a textile manufacturing company in Lilesville, NC since 1983. He began employment with the family business in 1973 and was named Sales Manager in 1978. The company employs 325.

Mr. Horne earned a Bachelor of Science degree in Textile Technology from North Carolina State University.

Mr. Horne is the current Vice Chairman of the Anson County Economic Development Corporation. He was President of the Anson County Chamber of Commerce from 1989 – 1990 and was recognized as Anson County Industrialist of the Year in 1994. He has served as President of the Wadesboro Rotary Club, where he also served as Lt. Governor Rotary District from 1997 – 1999. Additionally, Mr. Horne held a position on the Anson County Board of Education from 1995 – 2006 and was a member of the All State School Board in 2000. He received the 2003 North Carolina State University College of Textiles Distinguished Alumni Award and the 2009 NCSU College of Textiles Textile Leader of the Year. Mr. Horne is also the current Vice President of the North Carolina Textile Foundation where he has served since 2009. He is also past President of the Twin Valley Country Club, and a former Trustee of Pfeiffer University in Misenheimer, NC.

He has extensive experience in management, personnel and manufacturing systems.

Mr. Horne has served on the Uwharrie Capital Corp Board since 2007 and the subsidiary bank board of Anson Bank & Trust Co. since 2008. He serves on the Examining Committee and Nominating Committee.

W. Kenneth Huntley. Mr. Huntley is President of Huntley Oil & Gas Co., Inc. in Wadesboro, NC, which is a distributor of petroleum products. The company employs nine. He graduated with honors in 1971 from North Carolina State University with a degree in Textile Engineering. After graduating from NCSU, he joined Hornwood, Inc., a textile manufacturing company in Lilesville, NC for five years in research and development. In 1975, he joined the family business as Manager, Secretary and Treasurer. He became President of Huntley Oil & Gas Co. in 1986 and sole owner in 1992. Mr. Huntley is a lifelong resident of Anson County with family ties in the county for nine generations.

Mr. Huntley is Chairman of the Anson County Airport Authority and was largely responsible for the $8 million expansion of the airport. In 1986, he was awarded the Channel 9-Nine Who Care Award for his work on the airport project. Additionally, he was on the Anson County Economic Development Commission in 1985. Mr. Huntley is currently serving on the Board of Trustees at First United Methodist Church in Wadesboro and has served prior terms there on the church Finance Committee as well as Treasurer.

He has extensive experience in management, budgeting, and regulatory compliance.

Mr. Huntley has served on the Uwharrie Capital Corp Board since 2009 and the subsidiary bank board of Anson Bank & Trust Co. since 2000. He has served as the Chairman of the Board of Anson Bank & Trust Co. for the past three years. He serves on the Executive Committee, Endowment/Community Development Committee, and Nominating Committee.

Joseph R. Kluttz, Jr. Mr. Kluttz is owner, secretary and treasurer of Albemarle Insurance Agency, Inc., Albemarle, NC. He served as President of the company from 1980 to 2010. The agency was formed to serve the insurance needs of Stanly County in 1905 and was incorporated as Albemarle Insurance Agency, Inc. in 1931. The agency has five employees.

Mr. Kluttz is a graduate of Pfeiffer University, Misenheimer, North Carolina.

Mr. Kluttz currently serves as Chairman of the Public Officers and Other Employees Liability Insurance Commission for the State of North Carolina, and is past President and director of the Independent Insurance Agents of North Carolina, and past director of the Independent Insurance Agents of America. He is also the current Chairman of For Stanly, a funding mechanism for bringing and relocating businesses to Stanly County.

He has extensive experience in all areas of small business management.

Mr. Kluttz has served on the Uwharrie Capital Corp Board since 2005. He serves on the Examining Committee, Human Resources Committee and Nominating Committee.

Lee Roy Lookabill, Jr. Mr. Lookabill is President of Anson Real Estate and Insurance Co., Inc. in Wadesboro, NC, which employs four. He purchased the company in 1994 after having worked in banking for 23 years. He began his banking career with First National Bank of Anson County which later merged with Southern National Bank, where he served as a Vice President in the Trust Department for 10 years, managing trust operations for all of South Carolina and portions of North Carolina.

Mr. Lookabill is a graduate of Appalachian State University, Boone, North Carolina with a Bachelor of Science in Business Administration and has also completed numerous graduate courses in Trust through Northwestern University in Evanston, Illinois.

Mr. Lookabill currently serves as Chairman of the Budget and Finance Committee of First Baptist Church in Wadesboro, NC. He served 9 years on the Anson County School Board and has served in numerous leadership roles with community organizations. He has also been involved with pig and cattle farming since 1984.

He has extensive experience in banking, insurance, trust services, and overall small business management.

Mr. Lookabill has served on the Uwharrie Capital Corp Board since 2009 and the subsidiary bank board of Anson Bank & Trust Co. since 2003. He serves on the Endowment/Community Development Committee and Human Resources Committee.

W. Chester Lowder. Mr. Lowder is the Livestock Director – Public Policy Division for the North Carolina Farm Bureau Federation, Inc., Raleigh, NC. He represents NC Farm Bureau on livestock issues at the state and national level. In addition, he assists in covering many environmental issues and is the primary liaison on soil and water conservation matters. He joined the North Carolina Farm Bureau Federation staff in 1995. Prior to joining NCFB, Mr. Lowder ran a successful dairy operation in Stanly County for more than 25 years.

Mr. Lowder is a graduate of North Carolina State University where he earned a Bachelor of Science degree in Animal Science-Business.

Mr. Lowder has held numerous volunteer leadership positions within North Carolina Farm Bureau including state board, executive committee and vice president. Mr. Lowder has also served in other leadership roles with the Stanly County Farm Bureau, Stanly County Board of Commissioners, Stanly Community College (Albemarle, NC), and various civic and industry groups.

Mr. Lowder currently serves on various committees for the North Carolina Department of Agriculture and Consumer Services, the North Carolina State University College of Agriculture and Life Sciences, and the NC Department of Environmental and Natural Resources. Mr. Lowder is currently a member of committees working with the United States Department of Agriculture, Natural Resource Conservation Service, Dairy Environmental Task Force, NC Dairy Industry Promotion Committee, the Southeast United Dairy Industry Association, and SE Dairy Steering Committee. He currently serves as associate supervisor on the Stanly Soil and Water Conservation District. He has served on the Executive Committee for the NC Association of Soil and Water Districts and is on the Board of Directors for both the NC Dairy Producers Association as well as the State Animal Response Team where he serves as Chairman and Executive Director. Mr. Lowder is an active member of First United Methodist Church in Norwood, NC, where he serves on several church committees and councils.

He has extensive experience in the agriculture industry locally and at state and national levels. Additionally, he is actively engaged in local and civic activities to benefit and grow the local community.

Mr. Lowder has served on the Uwharrie Capital Corp Board since 2005, having served a previous six year term beginning in 1995. He serves on the Nominating Committee.

Barry S. Moose. Mr. Moose is a Division Engineer for the 10th Highway Division with the North Carolina Department of Transportation, Albemarle, NC. He has been employed with the NC Department of Transportation for 22 years. He manages 650 employees, as well as over $500 million in Transportation Assets. Prior, he worked as a consulting engineer with Law Engineering in Raleigh, NC. He is a registered Professional Engineer with the State of North Carolina.

Mr. Moose has a Bachelor of Science degree in Engineering and a Masters of Business Administration from The University of North Carolina at Charlotte.

Mr. Moose is an active member of the American Society of Civil Engineers. He serves as Guest Lecturer at The University of North Carolina at Charlotte. He has received several National Awards, most recently the Transportation Research Board’s Outstanding HOV Project Management.

He volunteers for the Juvenile Diabetes Association and is a past Boy Scout Leader. He serves in his church as a deacon, administrative team leader and teacher.

He has extensive experience in Transportation Finance and Policy. Currently, he serves on Executive Committee for Strategic Planning for the Department of Transportation.

Mr. Moose has served on the Uwharrie Capital Corp Board since 2008. He serves on the Endowment/Community Development Committee and Human Resources Committee.

Timothy J. Propst. Mr. Propst is Executive Vice President and General Manager of Propst Construction Co., Inc., a utilities and soil stabilization construction company in Concord, NC, where he has been employed since 1984. He has served his entire career as construction manager for the firm. The company employs 40.

Mr. Propst is a graduate of Lenoir-Rhyne College, Hickory, NC, with a Bachelor of Arts degree in Business Administration.

Mr. Propst has served on the Board of Directors of Carolinas Associated General Contractors as well as past committee chairman of the CAGC Utility Division. He holds a General Contracting license for highway and public utility construction in the State of North Carolina. He is also involved in numerous community organizations.

Mr. Propst has extensive experience in construction and project management on highway and public utility projects in the State of North Carolina and all aspects of managing a business.

Mr. Propst has served on the Uwharrie Capital Corp Board since 2004 and the subsidiary bank board of Cabarrus Bank & Trust Company since 2003. He serves on the Executive Committee and Human Resources Committee.

Susan J. Rourke. Mrs. Rourke has been owner and President of U.S. Land Management Co. since 1999. The company is involved in all aspects of property management and construction from the beginning of the planning phase to completion of projects. The company has over 265,000 square feet of class A office space, commercial and industrial space under management at the present time. Before opening her own business, Mrs. Rourke was employed in the accounting department of a large wholesaler of clothing and was a school teacher.

Mrs. Rourke is a licensed general contractor in the State of North Carolina, holds her real estate broker’s license for both North and South Carolina, and obtained a Bachelor’s degree from the University of South Florida in Tampa, Florida.

In addition, Mrs. Rourke holds professional memberships in National Real Estate Association, North Carolina Real Estate Association, Carolina Regional Realtors Association, Charlotte Commercial Property Exchange and Charlotte Multiple Listing Service. She has been a Rotarian since 1999 where she served in various positions, including President, President-Elect, Secretary and member of the Board of Directors. She has also received the Distinguished Rotarian Award and is a Paul Harris Fellow. Mrs. Rourke has also been a member of the CMC Northeast Medical Foundation Board since 2007.

She has extensive experience in management, finance/accounting relating to small business ownership and real estate brokerage relating to leasing of commercial properties.

Mrs. Rourke has served on the Uwharrie Capital Corp Board since 2004 and the subsidiary bank board of Cabarrus Bank & Trust Company since 2003. She serves on the Nominating Committee.

Donald P. Scarborough. Don Scarborough is President and owner of Plank Road Realty, Inc. in Wadesboro, NC, where he is involved in all aspects of real estate sales, brokerage, development and management of the company. The company employs 6.

Mr. Scarborough was educated in Anson County Schools as well as Oak Hill Academy, Wingate University, Wingate, North Carolina and North Carolina State University, Raleigh, North Carolina. During his childhood, he worked in the family-owned hardware store in Wadesboro. While attending North Carolina State University, he was employed by Carolina Power & Light Company, now Progress Energy, in the real estate department for 9 years. He returned to Anson County in 1981 where he joined the family business until starting Plank Road Realty in 1984. Mr. Scarborough holds professional credentials of Accredited Buyer Representative (ABR), Certified Residential Broker (CRB), Certified Residential Specialist (CRS), and Graduate of Real Estate Institute (GRI).

Mr. Scarborough’s community involvement includes serving as Chairman of the Anson County Economic Development Corporation, director of Anson County Chamber of Commerce, director of Uptown Wadesboro, Inc., member of Wadesboro Rotary Club, and the Personnel Committee of First Baptist Church, Wadesboro.

He has extensive experience in real estate development and small business management.

Mr. Scarborough has served on the Uwharrie Capital Corp Board since 2004 and the subsidiary bank board of Anson Bank & Trust Co. since 2008. He has served as Chairman of the Uwharrie Capital Corp Board of Directors since 2009 and is an ex-officio member of all committees.

John W. Shealy, Jr. Since 2006, Mr. Shealy has been President and CEO of Capital Concrete Co. in Lexington, SC, where he is responsible for directing the operation of a construction materials company manufacturing and delivering ready mix concrete. The company has grown since its foundation in 2006 into a profitable three plant operation. The company, through its parent holding company, also has controlling interest in two other construction materials companies. The company employs approximately 30 employees.

Prior to his current position, he founded Cabarrus Concrete Co., Concord, North Carolina in 1998 and served as President. The company was a basic building materials manufacturer. He was responsible for profitable operations of the enterprise and saw the company grow from a one-plant firm to a four-plant operation in 2005.

Before founding his company, Mr. Shealy worked as Secretary/Treasurer and Division General Manager of Concrete Supply Co., Charlotte, North Carolina, where he also served as the Chief Financial Officer responsible for legal, financial and administrative functions, and also served on the Board of Directors. He has also served as Principal and Vice President of Finance for Plastics Manufacturing, Inc., Harrisburg, North Carolina. He was employed with Collins & Aikman Corporation, Charlotte, North Carolina as Chief Corporate Accountant and was on the audit staff with Coopers & Lybrand, CPAs, Charlotte, North Carolina.

Mr. Shealy earned a Bachelor of Science degree in Business Administration with an accounting major from the University of South Carolina, Columbia, SC. He passed the Uniform AICPA Examination during his senior semester. Mr. Shealy is a Certified Public Accountant in North and South Carolina, a member of AICPA, North Carolina Association of CPAs and South Carolina Association of CPAs.

Mr. Shealy has extensive experience in auditing and financial reporting under generally accepted accounting principles. He has previously served on the boards of the audit and finance committee for the trade association of his industry, the Carolinas Ready Mix Concrete Association.

Mr. Shealy has served on the Uwharrie Capital Corp Board since 2004 and the subsidiary bank board of Cabarrus Bank & Trust Company since 2003. He serves as Chairman of the Examining Committee.

S. Todd Swaringen (new nominee). Mr. Swaringen is a certified public accountant and partner with Beane Swaringen & Company, PLLC. He joined Cynthia H. Beane, CPA, in 1998 as a staff accountant and became a partner in the firm in January of 2006. The firm currently operates offices in Albemarle and Locust, NC, serving tax and accounting needs for small businesses, individuals, not-for-profit entities, estates and trusts. During peak times, the staff includes 12, of which 5 are certified public accountants.

Mr. Swaringen earned a Bachelor of Science degree in accounting from the University of North Carolina at Wilmington. He is a member of the American Institute of Certified Public Accountants and the North Carolina Association of Certified Public Accountants.

Mr. Swaringen currently serves as Chairman of the Stanly County Chamber of Commerce, Vice Chairman of the Stanly Regional Medical Center Foundation Board, member of the Albemarle Rotary Club, and ex-officio member of the Stanly County Economic Development Commission Board of Directors. He is immediate past Chairman of the United Way of Stanly County Board of Directors. Mr. Swaringen is also an active member of his church.

He has extensive experience in personal and business income taxation. He enjoys working with his clients both to navigate existing tax law and to update them on new legislation that could impact their future returns.

Edward B. Tyson, EdD. Dr. Tyson is the retired superintendent for the Kannapolis City Schools in Kannapolis, NC. Since his retirement in 2001, he has been an adjunct professor in the Department of Educational Leadership Graduate Program at the University of North Carolina at Charlotte and has been a consultant with the firm Leadership Group for the Carolinas.

Dr. Tyson earned a Bachelor’s degree from Pfeiffer University, Misenheimer, North Carolina, a Masters degree from the University of Georgia, and a Doctorate degree from Duke University, Durham, North Carolina in Educational Administration. Throughout his career, he has been a teacher, principal, associate superintendent and superintendent. He has been named Educator of the Year by six separate organizations including Superintendent of the Year by fellow superintendents of the Charlotte, NC area. He was also honored by the UNC Charlotte

Department of Educational Leadership and alumni group as Professional Educator of the Year. He has served as chairman of the South Piedmont Educational Consortium, the Regional Superintendent’s Council, and the Southern Association of Colleges and School’s Elementary and Middle School Commission.

Dr. Tyson’s community involvement includes leadership in many organizations such as the Kannapolis Rotary Club where he served as President, is a Paul Harris Fellow and received the Distinguished Rotarian Award. He has also served on the CMC-NorthEast Medical Center Foundation Board, Kannapolis Education Foundation Board, Coltrane Life Center Board, Kannapolis History Associates and various leadership roles in his church. He has twice served as campaign chairman of the Cabarrus County United Way.

Dr. Tyson has extensive experience and expertise in leadership development, communications, public relations, strategic planning, team building, and community involvement.

He has served on the Uwharrie Capital Corp Board since 2009 and the subsidiary bank board of Cabarrus Bank & Trust Company since 2003. He serves on the Human Resources Committee.

Director Independence

Each member of the Company’s Board of Directors and each nominee for election to the Board is “independent” as defined by NASDAQ listing standards and by the rules and regulations promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”). In making this determination, the Board considered any material insider transactions between directors or nominees for director and the Company or its subsidiaries. All such transactions were conducted at arm’s length upon terms no less favorable than those that would be available from an independent third party.

Director Relationships

No director is a director of any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”) or subject to the requirements of Section 15(d) of the Exchange Act, or any company registered as an investment company under the Investment Company Act of 1940.

Meetings and Committees of the Board of Directors

The Board of Directors of the Company held seven (7) regular meetings during 2009. Each director attended 75% or more of the aggregate number of meetings of the Board of Directors and of any committees on which he or she served, except Ronald T. Burleson, Susan J. Rourke, and Edward B. Tyson, each of whom attended fewer than 75% of such meetings due to prior business commitments.

It is the policy of the Company that directors attend each annual meeting and any special meetings of the Company’s shareholders. Fourteen (14) of the Company’s eighteen (18) directors attended the 2009 annual meeting of shareholders.

The Company’s Board of Directors has several standing committees, including a Human Resources (Compensation) Committee, a Nominating Committee and an Examining (Audit) Committee.

Human Resources Committee. The current members of the Human Resources Committee, which performs the functions of a compensation committee, are Joe S. Brooks - Chairman, Charles F. Geschickter, III, Joseph R. Kluttz, Jr., Lee Roy Lookabill, Jr., Barry S. Moose, Timothy J. Propst, and Edward B. Tyson. All members of the Human Resources Committee are independent directors. The Human Resources Committee reviews the compensation process for the Company and its subsidiaries to ensure it is consistent with corporate and board policy. The Human Resources Committee serves as the catalyst for the development of compensation related recommendations for all officers of the Company and its subsidiaries and meets with representatives of the Company and each subsidiary to develop recommendations and input into the overall budget process for the Company. Each individual member of the Board of Directors is ultimately responsible for final decisions pertaining to compensation; however, this Committee makes recommendations to the various Boards based upon overall Company policy. The Human Resources Committee met two (2) times during 2009.

The Human Resources Committee meets on an as needed basis to review the salaries and compensation programs required to attract and retain the Company’s executive officers and those of its subsidiaries. The Committee participates in the budget process by recommending salary levels for executive and senior officers to be approved by the respective Boards of Directors of the Company and its subsidiaries. The Committee makes recommendations to each of the Boards of Directors regarding the compensation of executive and senior officers with the respective Boards of Directors ultimately determining such compensation. The salary of each of the Company’s executive and senior officers is determined based upon the officer’s experience, managerial effectiveness, contribution to the Company’s overall profitability, maintenance of regulatory compliance standards and professional leadership. The Committee also compares the compensation of the Company’s executive and senior officers with compensation paid to executives of similarly situated bank holding companies, other businesses in the Company’s market area and appropriate state and national salary data.

Nominating Committee. The current members of the Nominating Committee are Timothy J. Propst – Chairman, Ronald T. Burleson, Charles D. Horne, W. Kenneth Huntley, Joseph R. Kluttz, Jr., W. Chester Lowder and Susan J. Rourke. The Nominating Committee recommended the six (6) nominees for election to the Board of Directors. The Nominating Committee met one (1) time during 2009.

The Company does not have a formal diversity policy in effect relative to the Director Nomination Process; however, the Nominating Committee considers diversity of race, gender, national origin, professional experience, skill, education, differences of viewpoint, leadership and involvement in the community, and other individual qualities and attributes that contribute to board heterogeneity. Since the Company’s inception, its rotating Board of Directors has been comprised of everyday people from all walks of life and expertise who represent the various constituents and needs for financials services of the communities we serve. The Nominating Committee actively seeks individuals who the Committee determines meet such criteria and standards for recommendation to the Board as nominees.

Recommendations of nominee candidates by shareholders for the 2011 Annual Meeting should be submitted in writing to the Chief Executive Officer of the Company by December 1, 2010, and should be accompanied by a statement of each candidate’s qualifications and willingness to serve as a director. In order to stand for election to the Board of Directors, nominees must have economic, business or residential ties to one or more of the Company’s market areas and must be in compliance with the Company’s Policy Statement and Guidelines for Uwharrie Capital Corp Stock Ownership by Directors. A copy of the Policy Statement may be obtained free of charge upon written request made to the Secretary of the Company.

Examining Committee. The current members of the Examining Committee are John W. Shealy, Jr. – Chairman, W. Stephen Aldridge, III (also serves as Bank of Stanly’s representative), Joe S. Brooks, Ronald T. Burleson, Bill C. Burnside, Thomas M. Hearne, Jr., Charles D. Horne and Joseph R. Kluttz, Jr. Additionally, Emmett S. Patterson and Estus B. White who are directors of Anson Bank & Trust Co. and Cabarrus Bank & Trust Company, respectively, also serve as members of the Committee. The members of the Examining Committee are both “independent” and “financially literate” under applicable standards. The Board of Directors has determined that John W. Shealy, Jr., chairman of the Examining Committee, meets the requirements of the SEC for qualification as an “audit committee financial expert.” An audit committee financial expert is defined as a person who has the following attributes: (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of GAAP in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that are of the same level of complexity that can be expected in the reporting company’s financial statements, or experience supervising people engaged in such activities; (iv) an understanding of internal controls and procedures for financial reporting; and (v) an understanding of audit committee functions.

The Examining Committee met seven (7) times in 2009. The Report of the Examining Committee is included on page 30 of this proxy statement.

Board Leadership Structure and Role in Risk Oversight

The Company’s Board of Directors is comprised of three classes of directors serving staggered three-year terms and includes several standing committees, the responsibilities and membership of which are described above. The Chairman of the Board is a rotating office and overall terms of directors are subject to term limits. The Company’s Chief Executive Officer is not a member of the Board of Directors. The Company has determined that this leadership structure is appropriate given the Company’s organizational structure, core values and the business activities of its subsidiaries.

Under North Carolina law, the Board of Directors is responsible for managing the business and affairs of the Company, including the oversight of risks that could affect the

Company. Although the full board has responsibility for the general oversight of risks, it primarily conducts its risk oversight function through committees, including the examining committee and the human resources committee, as described above, as well as other committees, including the asset/liability committee and the bank’s loan committees, the special assets division and the information technology committee.

The Company’s asset/liability committee monitors and manages interest rate risk, liquidity and the subsidiary banks’ balance sheet positions as it relates to asset and liability maturities and sensitivity to fluctuations in interest rates.

The subsidiary banks’ loan committees are comprised of executive management and Bank directors which meet monthly. Loan committee is charged with making decisions on loan requests that exceed loan officer lending authority levels. The process includes encouragement to participate in active discussion regarding the loans under consideration to include loan structure and risk tolerance. Loans that exceed the loan committee authority, along with insider loans, are recommended for approval to the respective bank’s Board of Directors for further action. The loan committee is also responsible for reviewing certain reports presented by credit administration to include asset quality reports to manage loan delinquency, non-performing assets, charge-offs and classified loans. In addition, loan committee reviews exceptions for policy, documentation and loan-to value along with the commercial real estate concentration reports and allowance of loan losses and lease methodology and quarterly calculations. Reports of activity for the subsidiary banks’ loan committees are made to the subsidiary banks’ Boards of Directors monthly.

The special assets division (SAD), is an internal management committee comprised of executive management and members from credit administration which meet weekly. These meetings are sometimes attended by the subsidiary banks’ lending staff members. The SAD committee reviews loan requests for relationships that exceed $500,000 in exposure to review for structure and repayment terms, underwriting, collateral, and risk grading. While SAD does not have formal loan authority, it will make recommendations regarding these loan relationships which are presented to the respective subsidiary banks’ loan committee. SAD reviews the annual loan reviews prepared by credit administration for loan relationships with exposure of $1 million and greater. SAD also reviews loans and relationships that are potential problems, loans that are in or proceeding into foreclosure/collection status and other special circumstances as presented by loan officers of the subsidiary banks.

Given the important role of information technology in the Company’s operations and customer service, the board has established an internal information technology committee to monitor risks associated with our information technology systems. This committee also provides reports to the Examining (Audit) Committee.

Director Compensation

During 2009, each director received a fee of $200 for each Board of Directors meeting attended and $100 for attendance at each meeting of a committee. Beginning in July of 2008, directors began receiving a travel allowance.

The following table presents a summary of all compensation earned by the Company’s directors for their service as such during the year ended December 31, 2009.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	All Other Compensation(3)	Total
W. Stephen Aldridge, III	$800	—	—	$80	$880
Joe S. Brooks	2,600	—	—	180	2,780
Ronald T. Burleson	1,400	—	—	80	1,480
Bill C. Burnside	1,400	—	—	70	1,470
Henry E. Farmer, Sr.(1)	400	—	—	20	420
Charles F. Geschickter, III	1,000	—	—	50	1,050
Thomas M. Hearne, Jr.	2,200	—	—	160	2,360
Charles D. Horne	1,600	—	—	270	1,870
W. Kenneth Huntley	1,200	—	—	225	1,425
Joseph R. Kluttz, Jr.	2,100	—	—	130	2,230
Lee Roy Lookabill, Jr.	1,400	—	—	315	1,715
W. Chester Lowder	1,000	—	—	50	1,050
Barry S. Moose	1,500	—	—	50	1,550
James E. Nance(2)	500	—	—	30	530
Emmett S. Patterson(2)	400	—	—	135	535
Timothy J. Propst	1,300	—	—	240	1,540
Susan J. Rourke	800	—	—	120	920
Donald P. Scarborough	1,800	—	—	450	2,250
John W. Shealy, Jr.	1,600	—	—	300	1,900
Michael E. Snyder, Sr. (2)	600	—	—	50	650
Douglas L. Stafford(2)	400	—	—	120	520
Emily M. Thomas(2)	400	—	—	135	535
Edward B. Tyson	1,100	—	—	120	1,220

(1)	Mr. Farmer resigned from the Board of Directors on July 27, 2009.
(2)	Director’s term expired on May 12, 2009.
(3)	Consists of a travel allowance for attendance at Board of Directors and committee meetings.

Executive Officers

The following table contains information about the executive officers of the Company and its direct and indirect subsidiaries.

Name and Age	Position with the Company and/ or Subsidiary and Prior Experience	Employed Since

Roger L. Dick	President and Chief Executive Officer, Uwharrie Capital Corp	1983
(58)

Brendan P. Duffey	Executive Vice President and Chief Operating Officer, Uwharrie Capital	2004
(61)	Corp; formerly, Vice President and General Manager, Global Knowledge
	Network, Inc., 1999 – 2004

Name and Age	Position with the Company and/ or Subsidiary and Prior Experience	Employed Since

Robert O. Bratton	Chief Financial Officer, Uwharrie Capital Corp; formerly Executive	2008
(61)	Vice President and Chief Administrative Officer FNB United 2006-2007;
	Executive Vice President and Chief Financial Officer, First Charter Corp.,
	1974 – 2005

Barbara S. Williams	Executive Vice President and Controller, Uwharrie Capital Corp	1995
(66)

Christy D. Stoner	President and Chief Executive Officer of The Strategic Alliance	1991
(45)	Corporation and BOS Agency, Inc.; Chief Executive Officer, Strategic
	Investment Advisors, Inc.; Executive Vice President of Marketing,
	Uwharrie Capital Corp

Jeffrey M. Talley	President, Strategic Investment Advisors, Inc.	1997
(36)

W. D. “Bill” Lawhon, Jr.	President and Chief Executive Officer, Bank of Stanly; formerly, Senior	2002
(58)	Vice President, First Citizens Bank, 1990 – 2002

Jimmy L. Strayhorn(1)	President and Chief Executive Officer, Anson Bank & Trust Co.;	2002
(66)	Formerly, Vice President and Regional Executive, BB&T, 1975 – 2002

Patricia K. Horton	President and Chief Executive Officer, Cabarrus Bank & Trust	2004
(58)	Company; formerly, Senior Vice President, First Charter Bank, 1972 - 2004

(1)	Mr. Strayhorn retired during the first quarter of 2010.

During the first quarter of 2010, Jimmy L. Strayhorn retired as President and Chief Executive Officer of Anson Bank & Trust Co., subsequently Dana A. Maness was appointed to succeed Mr. Strayhorn.

Executive Compensation

The following Summary Compensation Table shows all cash and non-cash compensation paid to, received by or deferred by Roger L. Dick, Brendan P. Duffey, Robert O. Bratton, Barbara S. Williams, Christy D. Stoner, Jeffrey M. Talley, W.D. “Bill” Lawhon, Jr., Jimmy L. Strayhorn, and Patricia K. Horton (the “Named Executive Officers”) for services rendered in all capacities during the fiscal years ended December 31, 2009 and 2008. Compensation paid to the Named Executive Officers consisted of cash salary, bonus, equity compensation in the form of incentive stock option awards, 401(k) matching contributions, insurance premiums paid on behalf of each of the Named Executive Officers, commission-based compensation and certain perquisites. The following table summarizes the dollar amounts of each element of compensation and for incentive stock options, the expense recognized by the Company pursuant to Statement of Financial Accounting Standards No. 123, as revised. None of the Named Executive Officers received perquisites in an aggregate amount exceeding $10,000 during the fiscal years ended December 31, 2009 and 2008.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary(2)	Bonus	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	Nonqualified Deferred Compensation Earnings(5,)	All Other Compensation(6,7)	Total

Roger L. Dick,	2009	$238,899	$—	—	$5,972	$125,000	$19,997	$389,869
President and Chief Executive Officer of the Company	2008	236,206	35,000	—	5,838	125,000	21,459	423,503

Brendan P. Duffey,	2009	217,966	—	—	5,449	98,500	32,774	354,689
Executive Vice President and Chief Operating Officer of the Company	2008	215,509	32,000	—	5,326	98,500	16,404	367,739

Robert O. Bratton, (1)	2009	108,000	—	—	2,700	—	8,010	118,710
Chief Financial Officer of the Company	2008	27,000	—	—	—	—	193	27,193

Barbara S. Williams,	2009	97,394	—	—	2,435	—	8,435	108,263
Executive Vice President and Controller of the Company	2008	96,296	6,000	—	2,480	—	6,573	111,349

Christy D. Stoner,	2009	146,100	—	—	3,652	43,300	39,194	232,246
President and Chief Executive Officer of The Strategic Alliance Corporation and BOS Agency, Inc.; Chief Executive Officer, Strategic Investment Advisors, Inc.; Executive Vice President of Marketing of the Company	2008	144,453	10,000	—	3,670	43,300	50,539	251,962

Jeffrey M. Talley,	2009	81,344	—	—	2,034	—	80,814	164,192
President, Strategic Investment Advisors, Inc.	2008	81,344	8,500	—	2,034	—	90,964	182,842

W. D. “Bill” Lawhon, Jr.,	2009	133,779	—	—	3,344	—	15,383	152,506
President and Chief Executive Officer, Bank of Stanly	2008	132,271	8,500	—	3,299	—	17,819	161,889

Jimmy L. Strayhorn,	2009	111,087	—	—	2,777	234,000	10,411	358,274
President and Chief Executive Officer, Anson Bank & Trust Co.	2008	109,834	7,000	—	2,715	117,000	9,696	246,245

Patricia K. Horton,	2009	127,191	—	—	3,180	—	13,772	144,143
President and Chief Executive Officer, Cabarrus Bank & Trust Company	2008	125,757	6,500	—	3,108	—	12,964	148,329

(1)	Mr. Bratton was appointed as Chief Financial Officer of the Company on October 22, 2008.
(2)	Includes amounts deferred at the officers’ election pursuant to the company’s Section 401(k).
(3)

Calculated in accordance with FASB ASC Topic 718. The assumptions used in estimating the fair value of options are set forth in note 15 to the Company’s audited consolidated financial statements at December 31, 2009.

(4)

The Company maintained an incentive plan under which, at the end of each calendar quarter, each of certain officers and employees are eligible to receive a cash bonus equal to 5.0% of their quarterly salary, if the Company’s financial performance for that quarter equaled or exceeded budgeted amounts.

(5)	Includes the remaining contractual obligation of Jimmy L. Strayhorn’s deferred compensation agreement due to his retirement during the first quarter of 2010.
(6)

Includes 401(k) matching contributions and the dollar value of certain insurance premiums paid on behalf of the named officers for group term life and disability insurance. Also includes Company contributions allocated to each of the officers under the Company’s Employee Stock Ownership Plan and, to the extent applicable, payments made pursuant to commission or revenue sharing arrangements.

(7)	Includes moving expenses per the Relocation Assistance Agreement dated February 27, 2009 for Brendan P. Duffey.

Stock Options and Incentives

At the 2006 Annual Meeting, the shareholders of the Company approved the Uwharrie Capital Corp 2006 Incentive Stock Option Plan. The 2006 Incentive Stock Option Plan provides for the issuance of up to 154,971 shares (as adjusted for stock dividends) of the Company’s common stock to officers and other full-time “key employees” of the Company and its subsidiaries upon the exercise of incentive stock options meeting the qualifications of Section 422 of the Internal Revenue Code.

The Shareholders also approved the Uwharrie Capital Corp 2006 Employee Stock Purchase Plan at the 2006 Annual Meeting. The Employee Stock Purchase Plan provides for the grant of purchase options of up to 103,234 shares of the Company’s common stock upon the exercise of purchase options meeting the qualifications of Section 423 of the Internal Revenue Code.

No incentive stock options or purchase options were granted to the Named Executive Officers during 2009 and 2008.

The following table sets forth information regarding vested and unvested incentive stock options outstanding as of December 31, 2009. All of the Company’s outstanding stock options have been granted at 100% of fair market value on the date of grant. The number of shares underlying all outstanding stock options, and the exercise prices associated with each option grant, have been adjusted for the effect of annual 3% stock dividends.

The Company has not adopted any plan providing for the grant of restricted stock or long-term compensation units to employees and, accordingly, all columns in the following table pertaining to restricted stock or long-term compensation have been omitted.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Name	No. of Securities Underlying Unexercised Options Exercisable	No. of Securities Underlying Options Unexercisable	Equity Incentive Plan Awards; No. of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date

Roger L. Dick	—	—	—	$—	—

Brendan P. Duffey	80,133	—	—	5.35	May 19, 2014

Robert. O. Bratton	—	—	—	—	—

Barbara S. Williams	—	—	—	—	—

Christy D. Stoner	—	—	—	—	—

Jeffrey M. Talley	—	—	—	—	—

W. D. “Bill” Lawhon, Jr.	29,851	—	—	4.61	Nov. 19, 2012

Jimmy L. Strayhorn	67,527	—	—	4.61	March 31, 2010

Patricia K. Horton	—	—	—	—	—

Employee Stock Ownership Plan

The Uwharrie Capital Corp Employee Stock Ownership Plan and Trust (“ESOP”) became effective on January 1, 1999. Under the ESOP, all associates who were employed by the Company or any of its direct or indirect subsidiaries for at least 1,000 hours during a given plan year and who have attained the age of 18 are eligible to participate. All ESOP participants who were employed by the Company or any of its direct or indirect subsidiaries prior to January 1, 2007 are fully vested in their ESOP accounts. Participants who were hired on or after January 1, 2007 are subject to a three-year cliff vesting schedule with respect to their ESOP accounts. Pursuant to the ESOP, 448,890 dividend-adjusted shares are held in trust, with Robert O. Bratton, Roger L. Dick, Brendan P. Duffey, David C. Gaskin, Susan B. Gibson, J. Michael Massey, Christy D. Stoner, and Barbara S. Williams serving as trustees.

Supplemental Retirement Plan

The Company has implemented a non-qualifying deferred compensation plan for certain executive officers. Certain of the plan benefits will accrue and vest during the period of employment, and can be paid in one lump sum payment or will be paid in fixed monthly benefit payments for up to ten years commencing with the officer’s retirement at any time after attainment of the age specified in the officer’s plan agreement. The plan also provides for payment of death benefits and for payment of disability benefits in the event the officer becomes permanently disabled prior to attainment of retirement age.

Effective December 31, 2008, this plan was amended and restated to comply with Section 409A of the Internal Revenue Code. The participants’ account liability balances as of December 31, 2009 will be transferred into a trust fund, where investments can be participant-directed. The plan is structured as a defined contribution plan and the Company’s expected annual funding contribution for the participant has been calculated through the participant’s expected retirement date. Under terms of the agreement, the Company has reserved the absolute right, at its sole discretion, to either fund or refrain from funding the plan. The plan also provides for payment of death benefits and for payment of disability benefits in the event the officer becomes permanently disabled prior to attainment of retirement age.

PENSION BENEFITS

Name	Plan Name	No. of Years of Credited Service	Accumulated Benefit	Payments During Last Fiscal Year

Roger L. Dick	Sup. Exec Retirement	26	$656,832	-0-

Brendan P. Duffey	Sup. Exec. Retirement	5	276,759	-0-

Robert O. Bratton	—	—	-0-	-0-

Barbara S. Williams	—	—	-0-	-0-

Christy D. Stoner	Sup. Exec. Retirement	18	183,237	-0-

Jeffrey M. Talley	—	—	-0-	-0-

W. D. “Bill” Lawhon, Jr.	—	—	-0-	-0-

Jimmy L. Strayhorn	Sup Exec. Retirement	7	529,291	-0-

Patricia K. Horton	—	—	-0-	-0-

The Company has purchased life insurance policies on certain of its executive officers. The Company has entered into Endorsement Method Split-Dollar Plan Agreements (the “Split-Dollar Agreements”) with Roger L. Dick, Christy D. Stoner and Jimmy L. Strayhorn. Under the terms of the Split-Dollar Agreements, the proceeds from each policy are divided between the Company and the executive, with the executive’s designated beneficiary receiving 85% of the difference between the total proceeds of the policy and the policy’s cash value. As of December 31, 2009, the survivor’s benefit for the named beneficiaries of Mr. Dick, Mr. Duffey, Ms. Stoner and Mr. Strayhorn under these life insurance policies was $2,618,529, $1,000,000, $1,031,738 and $419,625, respectively.

Restrictions on Executive Compensation

The Company is a participant in the U.S. Department of the Treasury’s TARP Capital Purchase Program. On December 23, 2008, the Company issued and sold to the Treasury shares of its preferred stock and a warrant to purchase common stock for an aggregate purchase price of $10.0 million in cash. In connection with the Treasury’s investment, the Company is required to place limitations on the compensation of its senior executive officers, applicable in certain situations. In that regard, each of Messrs. Dick, Duffey, Bratton and Talley and Ms. Stoner

executed a waiver whereby the executive voluntarily released the Company from any and all obligations to pay compensation prohibited by federal law and waived any present or future claims against the Company for any changes to the executive’s regular, bonus or incentive compensation or benefit-related arrangements, agreements, or policies and any other changes required to be made by the Treasury. These officers have also entered into executive compensation modification agreements to ensure the Company’s compliance with the laws and regulations governing the Company’s participation in the TARP Capital Purchase Program. Furthermore, the American Recovery and Reinvestment Act of 2009 imposes additional restrictions on Mr. Dick as the Company’s most highly compensated employee. Specifically, the Company is prohibited from paying or accruing any bonus, retention award or incentive compensation to Mr. Dick during the time the Treasury holds its investment in the Company.

Transactions with Management

The Bank of Stanly, Anson Bank & Trust Co., Cabarrus Bank & Trust Company and The Strategic Alliance Corporation have had, and expect to have in the future, transactions in the ordinary course of business with certain of the directors and executive officers and their associates of the Company and its direct and indirect subsidiaries. All loans included in such transactions were made on substantially the same terms, including interest rates, repayment terms and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than the normal risk of collectibility or present other unfavorable features.

Loans made by the Company’s bank subsidiaries to directors and executive officers are subject to the requirements of Regulation O of the Board of Governors of the Federal Reserve System. Regulation O requires, among other things, prior approval of the Board of Directors with any “interested director” not participating, dollar limitations on amounts of certain loans and prohibits any favorable treatment being extended to any director or executive officer in any of the Bank’s lending matters. To the best knowledge of the management of the Company and its bank subsidiaries, Regulation O has been complied with in its entirety.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

The American Recovery and Reinvestment Act of 2009 (“ARRA”) was enacted on February 17, 2009. This law requires that any proxy statement for an annual meeting of the shareholders of any participant in the U.S. Department of the Treasury’s TARP Capital Purchase Program include a separate proposal in its proxy statement for a non-binding shareholder vote on the compensation paid to its executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC. This “say on pay” proposal is required during the period in which any obligation arising as a result of participation under the TARP Capital Purchase Program remains outstanding.

Accordingly, our Board of Directors has proposed the following resolution for shareholder consideration:

Resolved, that the compensation paid or provided to executive officers of Uwharrie Capital Corp (“the Company”) and its subsidiaries, and the Company’s and its subsidiaries’ executive compensation policies and practices, as described in the tabular and narrative compensation disclosures contained in the Company’s proxy statement for its 2010 Annual Meeting, hereby are ratified and approved.

As provided in ARRA, the vote by our shareholders will be a non-binding, advisory vote. The vote will not be binding on our Board of Directors or our Human Resources Committee and will not overrule or affect any previous action or decision by the Board or Committee or any compensation previously paid or awarded, and it will not create or imply any additional duty on the part of the Board or Committee. However, the Board and the Human Resources Committee will take the voting results on the proposed resolution into account when considering future executive compensation matters.

THE BOARD OF DIRECTORS BELIEVES THAT THE COMPANY’S EXECUTIVE COMPENSATION POLICIES AND PRACTICES ARE ALIGNED WITH OUR SHAREHOLDERS’ INTERESTS AND RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” RATIFICATION OF THE RESOLUTION REGARDING EXECUTIVE COMPENSATION.

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Examining Committee of the Board of Directors has appointed the firm of Dixon Hughes PLLC, Certified Public Accountants, as the Company’s independent accountants for 2010, and a proposal to ratify that appointment will be submitted for shareholder approval at the Annual Meeting. A representative of Dixon Hughes PLLC is expected to be present at the Annual Meeting and available to respond to appropriate questions, and will have the opportunity to make a statement if he or she desires to do so.

The Company has paid Dixon Hughes PLLC fees in connection with its assistance in the Company’s annual audit and review of the Company’s financial statements. Sometimes, the Company engages Dixon Hughes PLLC to assist in other areas of financial planning. The following table sets forth the fees paid to Dixon Hughes PLLC in various categories in 2009 and 2008.

All services rendered by Dixon Hughes PLLC during 2009 and 2008 were subject to pre-approval by the Examining Committee.

AUDIT FEES

Category	Amount Paid 2009	Amount Paid 2008

Audit Fees:	$128,000	$137,860
Audits of annual consolidated financial statements and reviews of interim financial statements
Audit-Related Fees:	32,291	25,341
Attest services related to benefit plans and routine accounting consultations
Tax Services:	27,725	23,950
Corporate tax compliance and tax-related advisory services
All Other Fees:	-0-	-0-

Total Fees Paid:	$188,016	$187,151

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DIXON HUGHES PLLC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2010.

Report of the Examining Committee

The Examining Committee of the Company is responsible for receiving and reviewing the annual audit report of the Company’s independent auditors and reports of examinations by bank regulatory agencies, and helps formulate, implement, and review the Company’s and its subsidiaries’ internal audit programs. The Examining Committee assesses the performance and independence of the Company’s independent auditors and recommends their appointment and retention. The Examining Committee has in place pre-approval policies and procedures that involve an assessment of the performance and independence of the Company’s independent auditors, an evaluation of any conflicts of interest that may impair the independence of the independent auditors and pre-approval of an engagement letter that outlines all services to be rendered by the independent auditors.

During the course of its examination of the Company’s audit process in 2009, the Examining Committee reviewed and discussed the audited financial statements with management. The Examining Committee also discussed with the independent auditors, Dixon Hughes PLLC, all matters required to be discussed by the Public Company Accounting Oversight Board in rule 3200T. Furthermore, the Examining Committee received from Dixon Hughes PLLC disclosures regarding their independence required by the Independence Standards Board Standard No. 1, as amended and discussed such information with Dixon Hughes PLLC.

Based on the review and discussions above, the Examining Committee (i) recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2009 for filing with the SEC and (ii) recommended that shareholders ratify the appointment of Dixon Hughes PLLC as auditors for 2010.

The Examining Committee has considered whether the principal accountant’s provision of other non-audit services to the Company is compatible with maintaining the independence of Dixon Hughes PLLC. The Examining Committee has determined that it is compatible with maintaining the independence of Dixon Hughes PLLC.

This report is submitted by the Examining Committee:

John W. Shealy, Jr. – Chairman	Joe S. Brooks
Ronald T. Burleson	Bill C. Burnside
Thomas M. Hearne, Jr.	Charles D. Horne
Joseph R. Kluttz, Jr.
W. Stephen Aldridge, III (Uwharrie Capital Corp director and Bank of Stanly representative)
Emmett S. Patterson (Anson Bank & Trust Co. representative)
Estus B. White (Cabarrus Bank & Trust Company representative)

OTHER MATTERS

The Board of Directors knows of no other business that will be brought before the Annual Meeting. Should other matters properly be presented for action at the Annual Meeting, the Proxies, or their substitutes, will be authorized to vote shares represented by appointments of proxy according to their best judgment.

PROPOSALS OF SHAREHOLDERS

Any proposal of a shareholder which is intended to be presented at the Company’s 2011 Annual Meeting must be received by the Company at its main office in Albemarle, North Carolina, no later than December 1, 2010, to be considered timely received for inclusion in the proxy statement and appointment of proxy to be distributed in connection with that meeting. If a proposal for the 2011 Annual Meeting is not expected to be included in the proxy statement for that meeting, the proposal must be received by the Company by February 16, 2011 for it to be timely received for consideration. The Company will use its discretionary authority for any proposals received thereafter.

SHAREHOLDER COMMUNICATIONS

The Company does not currently have a formal policy regarding shareholder communications with the Board of Directors, however, any shareholder may submit written communications to the Chairman of the Board of Directors, Uwharrie Capital Corp, P.O. Box 338, Albemarle, North Carolina 28002-0338, whereupon such communications will be forwarded to the Board of Directors if addressed to the Board of Directors as a group or to the individual director or directors addressed.

INTERNET AND ELECTRONIC AVAILABILITY OF PROXY MATERIALS

As required by applicable SEC rules and regulations, the Company has furnished a notice of internet availability of proxy materials to all shareholders as part of this proxy statement and all shareholders will have the ability to access this proxy statement and the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2009 as filed with the SEC, by logging on at www.uwharrie.com/vote.

ADDITIONAL INFORMATION

A COPY OF THE COMPANY’S 2009 ANNUAL REPORT ON FORM 10-K WILL BE PROVIDED WITHOUT CHARGE TO ANY SHAREHOLDER ENTITLED TO VOTE AT THE ANNUAL MEETING UPON THAT SHAREHOLDER’S WRITTEN REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO TAMARA M. SINGLETARY, EXECUTIVE VICE PRESIDENT – INVESTOR RELATIONS AND CORPORATE SECRETARY, P.O. BOX 338, ALBEMARLE, NORTH CAROLINA 28002-0338.

UWHARRIE CAPITAL CORP

132 North First Street, Albemarle, North Carolina 28001

Voting Instructions

Read our proxy statement before you vote by proxy. Then, to ensure that your shares are represented at the Annual Meeting, we ask that you appoint the Proxies to vote your shares for you. You can do that in one of the following two ways.

Voting by Proxy Card

•	You can mark, sign and return the proxy card (this entire sheet) in the enclosed postage-paid envelope.

Voting by Internet

•

You can go to the Internet website www.uwharrie.com/vote. When you are prompted for your “control number,” enter the number printed to the right of your name on the reverse side of this proxy card, and then follow the instructions you will be given. You do not need to sign and return this proxy card when you vote by Internet. When you vote by Internet, you will be appointing the Proxies to vote your shares on the same terms and with the same authority as if you marked, signed and returned this proxy card. The authority you will be giving the Proxies is described in this proxy card and in our proxy statement for the Annual Meeting.

You should note that you may vote by the Internet until 5:00 p.m. on May 10, 2010, which is the day before the

Annual Meeting.

This is a “secured” web page site. Your software and/or Internet provider must be “enabled” to access this site.

Please call your software or Internet provider for further information if needed.

REVOCABLE PROXY

APPOINTMENT OF PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Roger L. Dick, Brendan P. Duffey and Christy D. Stoner, (the “Proxies”), or any of them, as attorneys and proxies, with full power of substitution, to vote all outstanding shares of the common stock of Uwharrie Capital Corp (the “Company”) held of record by the undersigned on March 5, 2010, at the Annual Meeting of Shareholders of the Company to be held at the Stanly County Agri-Civic Center at 26032 Newt Road, Albemarle, North Carolina, at 6:30 p.m. on May 11, 2010, and at any adjournments thereof:

1. ELECTION OF DIRECTORS: Election of six (6) Directors, each for three (3) year terms or until their successors are duly elected and qualified.	☐FOR all nominees listed below. (except as indicated otherwise below)	☐WITHHOLD authority to vote for all nominees listed below.

Nominees for Three-Year Terms:	Thomas M. Hearne, Jr.; Charles D. Horne; Timothy J. Propst; Donald P. Scarborough; John W. Shealy, Jr.; and S. Todd Swaringen.

Instruction:	To withhold authority to vote for one or more nominees, write that nominee’s name on the line provided below.

2.

ADVISORY VOTE ON EXECUTIVE COMPENSATION. To vote on a non-binding, advisory resolution to ratify and approve compensation paid or provided to our executive officers and our executive compensation policies and practices.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. Proposal to ratify the appointment of Dixon Hughes PLLC as the Company’s independent registered public accounting firm for 2010.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.

OTHER BUSINESS: The Proxies are authorized to vote the shares represented by this Appointment of Proxy according to their best judgment on such other matters as may be presented for action at the Annual Meeting.

PLEASE DATE AND SIGN THIS APPOINTMENT OF PROXY ON THE REVERSE SIDE AND

RETURN IT IN THE BUSINESS REPLY ENVELOPE PROVIDED.

UWHARRIE CAPITAL CORP

The shareholders of Uwharrie Capital Corp are invited to attend a dinner preceding the business meeting of the 2010 Annual Meeting of Shareholders to be held Tuesday, May 11, 2010, at the Stanly County Agri-Civic Center at 26032 Newt Road, Albemarle, North Carolina. Dinner will begin at 4:30 p.m. and the business meeting will begin at 6:30 p.m.

DINNER RESERVATION:

Please mark the box to the right if you plan to attend the dinner:     ☐  I (we) plan to attend the dinner; # attending

If you are voting via the Internet and plan to attend the dinner, please indicate your attendance when prompted to do so on the voting site.

Please print name(s) of person(s) attending

COMMENTS and QUESTIONS:

Daytime telephone number:	Email address:

I (We) direct that the shares represented by this appointment of proxy be voted as instructed on the reverse side of this proxy. In the absence of any instruction, those shares may be voted “FOR” the election of each nominee named in Proposal 1 and “FOR” Proposals 2 and 3. If, before the Annual Meeting, any nominee listed in Proposal 1 becomes unable or unwilling to serve as a director for any reason, the Proxies are authorized to vote for a substitute nominee named by the Board of Directors. This appointment of proxy may be revoked by the undersigned at any time before the voting takes place at the Annual Meeting by filing with the Company’s Corporate Secretary a written instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the Annual Meeting and announcing an intention to vote in person.

Dated: , 2010
Signature	Signature (if held jointly)

Instruction: Please sign above exactly as your name appears on this appointment of proxy. Joint owners of shares should both sign. Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing.

IMPORTANT: To ensure your shares are represented and that a quorum is present at the Annual Meeting, please date, sign and return your appointment of proxy in the envelope provided whether or not you plan to attend the meeting.